Resolution of Board of Directors
                          Senior Care Industries, Inc.
                                 March 12, 2001


         At the Annual Meeting of the Board of Directors of Senior Care Industries, Inc. duly noticed, at which the following members of the Board of Directors were present and constituting a quorum:

Mervyn A. Phelan, Chairman
Stephen Reeder
Bob Coberly
Denzel Harvey
Scott Brake
John Cruickshank

the following Resolution was adopted by unanimous vote of those present:

         BE IT RESOLVED that the following shares be issued under the terms of the 2001 Stock Option Plan which became effective on January 2, 2001 and that those shares be issued for the option price of $.001 per share, said payment to be paid into the treasury of the Company upon the exercise of the option hereby granted:

Denzel Harvey              100,000
Stephen Reeder             200,000
Bob Coberly                400,000
John Cruickshank           400,000
Scott Brake                200,000
Bob Eschwege               300,000

that the Board authorized that said shares shall be registered on a Form S-8 and filed with the Securities & Exchange Commission, that the Company shall bear the expense of registering the said shares by the filing of an S-8 Registration Statement and Prospectus.

Dated: March 12, 2001

/s/ John Cruickshank
--------------------
Secretary